MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

BNY Mellon Financial Center

One Boston Place

Boston, Massachusetts 02108

Amendment to Declaration of Trust

The undersigned, being the Secretary of Mellon Institutional Funds Investment Trust (the “Trust”), a trust organized under the laws of The Commonwealth of Massachusetts, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Declaration of Trust, dated August 13, 1986, as amended (hereinafter, as so amended, referred to as the “Declaration of Trust”), and by the affirmative vote of a Majority of Trustees at a meeting duly called and held on August 27, 2008:

1.          Article I of the Declaration of Trust is amended in Section 1.1 as follows:

The name of the Trust is changed from Mellon Institutional Funds Investment Trust to Dreyfus Investment Funds.

2.         Article I of the Declaration of Trust is amended by adding to the definition of “Trustees” in Section 1.4 a new final sentence, which shall read in its entirety as follows:

Notwithstanding the foregoing, for purposes of Article VIII of this Declaration of Trust only, the term “Trustee” shall include any current Trustee or any person who has previously served as Trustee.

3.         Article VIII of the Declaration of Trust is amended such that the first full sentence of the first paragraph of Section 8.1 is replaced in its entirety to state as follows:

The Trustees and officers of the Trust, in incurring any debts, liabilities or obligations while in office, or in limiting or omitting any other actions for or in connection with the Trust while in office, are or shall be deemed to be acting as Trustees or officers of the Trust and not in their own capacities.

4.         Article VIII of the Declaration of Trust is amended such that the first full sentence of the second paragraph of Section 8.1 is replaced in its entirety to state as follows:

While in office, the Trustees shall use their best efforts to ensure that every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or officers, and not individually, and that the obligations of such instrument are not binding upon any of them or Shareholders individually, but are binding only upon the Trust Property, or the Fund Assets of the particular Fund in question, as the case may be, but the omission thereof shall not operate to bind any Trustee or officer or Shareholder individually, or to subject the Fund Assets of any Fund to the obligation of any other Fund.

5.         Article VIII of the Declaration of Trust is amended such that the first full sentence of Section 8.2 is replaced in its entirety to state as follows:

The exercise by the Trustees of their powers and discretions hereunder while in office shall be binding upon everyone interested.

6.         Article IX of the Declaration of Trust is amended such that the first full sentence of Section 9.3 is replaced in its entirety to state as follows:

All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall adversely affect the limitations on personal liability or the rights of indemnification of any Shareholder or Trustee, while in office or thereafter, or the prohibition of assessment upon the Shareholders (otherwise than as permitted under Section 6.2(h)) without the express consent of each Shareholder or Trustee involved.

The Trustees further direct that, upon the execution of this Amendment to the Declaration of Trust, the Trust take all necessary action to file a copy of this Amendment to the Declaration of Trust with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has set her hand and seal this 1st day of December, 2008.

By: /s/ Denise B. Kneeland Name: Denise B. Kneeland Its: Secretary